Exhibit 5a1

                        Letterhead of McCarter & English
                               Four Gateway Center
                               100 Mulberry Street
                                  P.O. Box 652
                          Newark, New Jersey 07101-0652
                                  (973)622-4444


                                                             September 30, 1997


Re:      Long-Term Incentive Plan
         Registration Statement on Form S-8

Merrimac Industries, Inc.
41 Fairfield Place
West Caldwell, NJ 07006

Dear Sirs:

                  We have served as special New Jersey counsel to Merrimac Industries, Inc., a New Jersey corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering up to 250,000 shares (the "Shares") of common stock, par value $.50 per share, of the Company to issued and sold pursuant to the Company's Long-Term Incentive Plan (the "Plan").

                  In rendering this opinion, we have examined the Company's Certificate of Incorporation and bylaws, each as amended to date, minutes of proceedings and consents of the Board of Directors of the Company, the form of Company common stock certificate, and originals or copies of such documents, instruments, records, and certificates of public officials and officers of the Company as we have deemed necessary. In connection with such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as copies, and we have also made such other investigations of fact and law as we have deemed relevant in connection with the opinion set forth below. In rendering this opinion, we have relied upon the accuracy of the certificates, documents, instruments, certificates, and records we have examined as to the matters of fact covered thereby.

                  Based on the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the Plan including, without limitation, payment of the purchase price therefor (to the extent applicable), will be duly and validly issued, fully-paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                  Sincerely,

                                                  /s/ McCarter & English
                                                  -----------------------
                                                  McCarter & English